EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 8, 2004 (our "Report"), accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. and Subsidiaries on Form 10-K for the year ended October 31, 2004. We hereby consent to the incorporation by reference of said Report in the Registration Statement of International DisplayWorks, Inc. and Subsidiaries on Form S-8 ("2005 Equity Incentive Plan") to be filed with the Securities and Exchange Commission.






/s/ GRANT THORNTON
Hong Kong
June 3, 2005